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                                                        Exhibit 3.1

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 10:00 AM 04/17/1998
                                                        981146927 - 0579020

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      KANSAS CITY SOUTHERN INDUSTRIES, INC.

     The undersigned, Kansas City Southern Industries, Inc., a Delaware corporation (the "Corporation"), for the purpose of restating and integrating the Certificate of Incorporation of the Corporation originally filed January 29, 1962, as amended and supplemented (the "Certificate of Incorporation"), in accordance with the General Corporation Law of Delaware ("Delaware Corporation Law"), does hereby make and execute this Restated Certificate of Incorporation and does hereby certify that it was duly adopted in accordance with Section 245 of the Delaware Corporation Law. The undersigned further certifies that this Restated Certificate of Incorporation only restates and integrates and does not further amend the Certificate of Incorporation and there is no discrepancy between the Certificate of Incorporation and this Restated Certificate of Incorporation.

     FIRST. The name of the corporation is Kansas City Southern Industries, Inc.

     SECOND. Its principal office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          a. To make, manufacture, process, organize, finance, manage, operate, purchase, sell, own, hold, store, exchange, rent, lease, service, repair, handle or deal in and with in any manner, either as a manufacturer, processor, principal, agent, wholesaler, jobber, distributor or retailer, or in any other legal capacity, new and used articles, products, merchandise, supplies, and property of any and every description and class which is now or may become the subject of trade or commerce;

          b. To carry on and conduct either directly or through subsidiaries any lawful business or businesses including, but without limitation, any manufacturing, extractive, distributive, mercantile, finance, service, transportation, pipe line, and other lawful businesses, and to do all things necessary or proper for the conduct of any businesses in which the corporation is now or may hereafter be engaged;

          c. To cause to be formed, to promote, and to aid in the formation of

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     any corporation or association, domestic or foreign, and to cause or participate in the merger, consolidation, reorganization, liquidation or dissolution of any corporation or association, domestic or foreign, in which, or in the business or welfare of which, the corporation shall have directly or indirectly any interest;

          d. To operate, manage, supervise, and control all or any part of the business and property of any corporation, association, firm, entity, individual or undertaking, domestic or foreign, or to take any part therein, and to appoint and remunerate any directors, accountants, other experts, agents, employees and persons;

          e. To acquire by purchase, lease or otherwise, to construct, assemble, own, hold, lease, rent, remodel, improve, reconstruct, mortgage, encumber, operate, manage, deal in and dispose of machinery, equipment, appliances, fixtures, buildings, offices, factories, store rooms, warehouses, plants, garages, apartments and houses, with all improvements, machines, fixtures and equipment appurtenant or convenient thereto, or which may be useful or desirable in the conduct of any business, or businesses in which the corporation is or may be engaged;

          f. To own, acquire, buy, sell, deal in, lease, rent, remodel, improve, reconstruct, mortgage and otherwise encumber real estate, whether improved or unimproved, and any interest of any kind whatsoever therein, and to own, hold, deal in and dispose of such property, whether real, personal or mixed, as may be necessary or desirable for the successful conduct and operation of any business or businesses in which the corporation is or may be engaged;

          g. To acquire the good will, business, right and property of any person, firm, association or corporation, and to pay for the same in cash, property, stocks, notes or otherwise; to hold and enjoy or in any manner to dispose of the whole or any part of the property, assets and rights so acquired; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers necessary or convenient in and about the conduct and management of any business or businesses in which the corporation is now or may hereafter be engaged;

          h. To sell, lease, convey, or otherwise dispose of, mortgage, pledge or otherwise encumber all or any part of its property and assets;

          i. To acquire, deal in, purchase, own, hold, lease, rent, mortgage, develop, mine, produce, acquire, exploit, encumber and dispose of lumber, natural resources, minerals and mineral rights or royalty interests of any kind, either as a principal, agent, or in any other legal capacity;

          j. To acquire, own, deal in, hold, enjoy, use and dispose of parents and patent rights, trademarks and trade names, distinctive marks, copyrights, licenses, inventions, improvements, processes, franchises, permits and other evidences of lawful authority or agency in aid of, or as incident to the lawful transaction of any business or businesses in which the corporation is or may be engaged and the accomplishment of its objects and purposes;

          k. To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage, assignment in trust, pledge, conveyance, or other encumbrance of the whole or any part of the property of the corporation at the time owned or thereafter acquired;

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          l. To invest its funds; to acquire by purchase, exchange, subscription or in any other lawful manner, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in any manner in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidence of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including, but without limitation, the right to execute consents and vote thereon, to operate, supervise, control, manage and conduct any business, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

          m. To purchase, acquire, hold, sell, transfer and redeem or otherwise deal in shares of its own capital stock, whenever and to the fullest extent permitted by law;

          n. To lend money, and to acquire, take or hold as security, if desired, real and personal property, bonds, debentures, notes or any other evidences of interest or indebtedness or any other security for the payment of funds so loaned; to promote or to aid in any manner, financially or otherwise, any corporation or association of which any stocks, bonds or other evidences of indebtedness or securities are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporation or association, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities;

          o. To have one or more offices in any of the states, districts, territories or colonies of the United States and in any and all foreign countries, to carry on all or any of its operations and businesses and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country;

          p. In general, to carry on any business whatsoever which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do;

          q. The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing "a" to "p" inclusive of this paragraph shall be regarded as independent objects and purposes;

          r. The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this company;

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     FOURTH.  The total  number of shares of stock which the  Corporation  shall have authority to issue is FOUR HUNDRED TWO MILLION EIGHT HUNDRED FORTY THOUSAND (402,840,000) shares, of which Eight Hundred Forty Thousand (840,000) shares having a par value of $25 each shall be Preferred Stock, Two Million (2,000,000) shares having a par value of $1 each shall be New Series Preferred Stock, and Four Hundred Million (400,000,000) shares having a par value of $0.01 each shall be Common Stock.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class are as follows:

                                 PREFERRED STOCK

          a. The holders of the Preferred Stock shall be entitled to receive from the net earnings of the corporation dividends thereon up to but not exceeding the rate of Four per cent per annum, as the same may be ascertained and determined by the directors, and in their discretion declared, before any dividends shall be declared or paid upon the New Series Preferred Stock or the common stock for the same period, but such dividends on the Preferred Stock shall not be cumulative, nor shall the Preferred Stock during such period be entitled to participate in any other or additional earnings or profits, but such additional earnings or profits may be subject to application by the directors to dividends upon the New Series Preferred Stock or the common stock or other uses of the corporation, as they may determine.

          b. In case of liquidation or dissolution of the corporation, the holders of Preferred Stock shall be entitled to receive payment in the amount of the par value thereof before any payment or liquidation is made upon the New Series Preferred Stock or the common stock, and shall not thereafter participate further in the property of the corporation or the proceeds of the sale thereof.

          c. Whenever no dividends shall have been paid on the Preferred Stock for six quarter-annual periods, the holders of the issued and outstanding Preferred Stock shall have the right, voting as a class, to elect two directors at the next stockholders' meeting held for the election of directors, and shall continue to have such right at each stockholders' meeting thereafter held for the election of directors until dividends shall have been paid on the Preferred Stock for four consecutive quarter-annual periods. In determining the number of quarter-annual periods for which no dividends have been paid, no quarter-annual period shall be counted if dividends shall have been paid at any time thereafter for four consecutive quarter-annual periods. At any meeting at which the holders of Preferred Stock shall have the foregoing right, voting as a class, to elect two directors, they shall not be entitled to vote for the election of any other directors. Except as otherwise provided in this subparagraph c, the voting rights of holders of Preferred Stock shall be those set forth in subparagraph k of this Paragraph.

                           NEW SERIES PREFERRED STOCK

          d. The New Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each series of New Series Preferred Stock, may be similar to or may differ from those of any other series. The Board of Directors of the corporation i. hereby expressly granted authority, subject to the provisions of this Paragraph FOURTH, to issue New Series Preferred Stock from time to time in one or more series and to fix from time to time before issuance thereof, by

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     filing a certificate pursuant to the General Corporation Law of Delaware, the number of shares in each such series of the class, and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares in each such series except that the powers, preferences or rights vested in the holders of Preferred Stock by this Paragraph FOURTH shall not be amended, altered, changed or repealed thereby. Without limiting the generality of the foregoing the Board of Directors may fix, with respect to the shares in each series of New Series Preferred Stock, the following:

               (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

               (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series, shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

               (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

               (iv) The right, if any, of holders of such series to convert the same into, or exchange the same for common stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

               (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

               (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series;

     PROVIDED, however that the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board of Directors shall not amend, alter, change or repeal the powers, preferences or rights vested in or given to the Preferred Stock or the holders thereof by this Certificate of Incorporation, nor conflict with this Certificate of Incorporation or with the resolution or resolutions adopted by the Board of Directors as hereinabove provided, providing for the issue of any series for which there are then shares outstanding.

     All shares of New Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of New Series Preferred Stock of all series shall be of

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equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Paragraph FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitation, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (vii) inclusive above) which may be fixed by the Board of Directors pursuant to this subparagraph d.

          e. Dividends. Dividends on the outstanding New Series Preferred Stock of each series shall be declared and paid or set apart for payment after dividends on the Preferred Stock at the rate provided in subparagraph a. shall have been declared and paid or set apart for the same quarter-annual period and before any dividends shall be declared and paid or set apart for payment on the common stock with respect to the same quarter-annual period. Dividends on any shares of New Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Preferred Stock and of New Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Preferred Stock and New Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the common stock out of the assets or funds of the corporation legally available therefor.

          All share of New Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the New Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the New Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

          f. Voting Rights. Except as otherwise specifically provided herein or in the certificate filed pursuant to law with respect to any series of the New Series Preferred Stock, or as otherwise provided by law, the New Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose, and when so provided shall not have more than one vote for each share of stock held of record by him at the time entitled to voting rights.

          g. Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of New Series Preferred Stock shall be subordinate to the Preferred Stock but shall have preference and priority over the common stock for payment of the amount to which such series of New Series Preferred Stock shall be entitled in accordance with the provision thereof and each holder of New Series Preferred Stock shall be entitled to be paid in full his shares of such amount, or have a sum sufficient for the payment in full set aside, after the holders of Preferred Stock have received payment of the amounts to which they are entitled upon liquidation or dissolution or winding up of the corporation, but before any payments shall be made to the holders of the common stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the New Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon

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     were paid in full. After the payment to the holders of Preferred Stock and
     New Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of common stock.

          h. Redemption. In the event that the New Series Preferred Stock of any one or more series shall be made redeemable as provided in clause (iii) of subparagraph d. of this Paragraph FOURTH, the corporation, at the option of the Board of Directors, may redeem, at the time or times specified in the certificate filed pursuant to law with respect to any such series, all or any part of any such series of New Series Preferred Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and shall be mailed, addressed to the holders of record of the New Series Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of New Series Preferred Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for payment of the redemption price) all dividends upon the New Series Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said New Series Preferred Stock as stockholders in the corporation, except the right to receive the redemption price upon surrender of the certificate representing the New Series Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of New Series Preferred Stock so called for redemption, if, before the redemption date, the corporation shall deposit with a bank or trust company in the United States, having a capital and surplus of at least $10,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of New Series Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of New Series Preferred Stock, so called for redemption shall cease and determine, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of New Series Preferred Stock, so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided in the certificate filed pursuant to law with respect to any such shares of New Series Preferred Stock, so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of New Series Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of New Series Preferred Stock shall be made by the corporation (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the corporation remaining after such redemption below twice the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the New Series Preferred Stock in the

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     assets of the corporation upon liquidation, dissolution or winding up; or
     (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the corporation having a right to cumulative dividends.

                               GENERAL PROVISIONS

          i. Shares of any series of New Series Preferred Stock which have been redeemed, retired or purchased by the corporation (whether through the operation of a sinking or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the corporation of any other class or series shall thereafter have the status of authorized but unissued shares of New Series Preferred Stock of the corporation, and may thereafter be reissued as part of the same series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of New Series Preferred Stock.

          j. No holder of shares of any class of stock authorized or issued pursuant hereto or hereafter authorized or issued shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this corporation, either now or hereafter authorized, or to any obligations convertible into stock of any class of this corporation, issued or sold, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors in its discretion may from time to time fix.

          k. Each holder of shares of common stock each holder of shares of Preferred Stock, and each holder of shares of New Series Preferred Stock entitled to vote by the certificate filed pursuant to law with respect to any series of New Series Preferred Stock or as provided by law if this Certificate provides for New Series Preferred Stock (such shares of common stock, Preferred Stock and New Series Preferred Stock being referred to in this subparagraph as voting shares), shall be entitled to vote on the basis of one vote for each voting share held by him, except

               (i)   as provided in Paragraph THIRTEENTH;

               (ii)  as provided in subparagraph c. of this Paragraph FOURTH;

               (iii) in elections for directors commencing with the annual meeting of stockholders in 1970 when the holders of the Preferred Stock do not have the right, voting as a class, to elect two directors, each holder of voting shares shall be entitled to as many votes as shall equal the number of shares which he is entitled to vote, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

          l. The Board of Directors may from time to time issue scrip in lieu of fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or ocher rights of a stockholder of the corporation, but the corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect to the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

          m. For purposes of applying Paragraph THIRTEENTH hereof, New Series

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     Preferred Stock shall not be considered preferred stock as that term is used therein.

                      NEW SERIES PREFERRED STOCK, SERIES A

     1. Designation and Amount. The shares of such series shall be designated as "New Series Preferred Stock, Series A (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be 150,000 (which number may be increased or decreased by the Board of Directors without a vote of Stockholders).

     2. Dividends and Distributions.

          A. Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
     (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any whole or fractional share of Series A Preferred Stock. In the event the Corporation shall at any time after October 12, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

          B. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          A. Subject to the provision for adjustment hereinafter set forth, each 1/1,000th share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters voted on at a meeting of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

          B. Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters voted on at a meeting of stockholders of the Corporation.

          C. Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

          A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding, shall have been paid in full, the Corporation shall not:

               i. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               ii. declare or pay dividends on or make any other distributions on any shares of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               iii. redeem or purchase or otherwise acquire for consideration shares of any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               iv. purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of New Series Preferred Stock and may be reissued as part of a new series of New Series Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up.

          A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made on any shares of capital stock of the Corporation that rank junior (whether as to dividends or upon liquidation, dissolution or winding up) to Series A Preferred Stock unless prior hereto the holders of shares of Series A Preferred Stock shall have received an amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of the Common Stock.

          B. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A liquidation preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

          C. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount that the holders of the Series A Preferred Stock were entitled to receive upon liquidation, dissolution or winding up of the Corporation immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

     7. Merger; Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

     8.  No Redemption. The Series A Preferred Stock shall not be redeemable.

     9. Ranking. The Series A Preferred Stock shall rank on a parity with all other series of the Corporation's Preferred Stock as to the payment of dividends and other distribution of assets, unless the terms of any such other series shall provide otherwise.

     10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                      SERIES B CONVERTIBLE PREFERRED STOCK

     "Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

          (A) The shares of such series shall be designated as "Series B Convertible Preferred Stock" ("Series B Preferred Stock") and the number of shares constituting such series initially shall be 1,000,000, such number of shares to be subject to increase or decrease by the Board of Directors as evidenced by a certificate of designations; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options.

          (B) Shares of Series B Preferred Stock shall be issued only to Boatmen's Trust Company or its successors as trustee, or their respective nominees (the "Trustee"), of the Kansas City Southern Industries, Inc. Employee Plan Funding Trust (together with any successor trust, the `Trust") or to any trustee or administrator of any plan designated as a beneficiary of the Trust ("Beneficiary Plan"). In the event of any transfer of shares of Series B Preferred Stock to any person or entity other than the Corporation, the Trustee or a trustee or administrator of any Beneficiary Plan, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation, the holder thereof or the transferee thereof, shall be automatically converted into shares of Common Stock pursuant to paragraph 5(G) hereof and no such transferee shall have any of the voting powers, preferences and relative, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such transfer. Notwithstanding the foregoing, the pledge of Series B Preferred Stock as collateral by or pursuant to any credit agreement, indenture or other document or instrument shall not constitute a transfer for purposes of this paragraph 1(B), but the foreclosure or other realization upon such pledged shares shall constitute such a transfer. Certificates representing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph 1(B), shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6 and 7 hereof.

     "Section 2. Dividends and Distributions.

          (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock, in preference to any shares of any stock ranking as to dividends, or as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $10.00 per share per annum, and no more, payable quarterly in arrears, one-fourth each on the last day of December, March, June, and September of each year (each a "Dividend Payment Date") commencing on December 31, 1993, to the holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a Business Day (as defined in paragraph 8(F) hereof), the dividend payment due on such Dividend Payment Date shall be payable on the Business Day immediately following such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from and including the date of issuance thereon. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends accrued after issuance on the shares of Series B Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

          (B) So long as any shares of the Preferred Stock of the Corporation shall be outstanding, no dividend shall be, directly or indirectly, declared or paid or set apart for payment on Series B Preferred Stock unless there shall also be or have been declared or paid or set apart for payment dividends for the same dividend payment period of the Preferred Stock at the rate provided for in the Certificate of Incorporation. So long as any shares of Series B Preferred Stock shall be outstanding, no dividend shall be, directly or indirectly, declared or paid or set apart for payment on any other series of stock ranking junior to or on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock, dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid or payable through such dividend payment period on the Series B Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date, and the Corporation shall have redeemed all of the shares of Series B Preferred Stock for which a notice of redemption has been sent pursuant to paragraph 6(B) hereof, if any. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due or the Corporation shall fail to discharge its obligation to redeem shares of Series B Preferred Stock pursuant to Section 6 hereof once notice of redemption has been sent the Corporation shall not, directly or indirectly, declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to or on a parity with the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid in full or declared and set apart for payment in full and any such obligation shall have been discharged; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock.

     "Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have no voting rights with respect to such stock, other than as required by law and as set forth herein, except that the Certificate of Incorporation of the Corporation (including this Certificate of Designations) shall not be amended, altered or repealed in any manner (including any amendment, alteration or repeal effected by any merger or consolidation) which would adversely alter or change the powers, preferences or special rights of the Series B Preferred Stock without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a series; provided, that any increase in the authorized Preferred Stock or the creation and issuance (whether or not authorized on or prior to the issuance of any Series B Preferred Stock) of any other class or series of Preferred Stock ranking senior to or on a parity with or junior to the Series B Preferred Stock as to payment of dividends and upon liquidation in whole, dissolution or winding-up of the Corporation or any increase or decrease in the number of shares which constitute the Series B Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect the holders thereof adversely within the meaning of the Delaware General Corporation Law (the "DGCL").

     "Section 4. Liquidation, Dissolution or Winding-Up.

          (A) Upon any voluntary or involuntary liquidation in whole, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of the Preferred Stock and any other stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation in whole, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation in whole, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $200.00 per share (the "Liquidation Preference"), plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for distribution, and no more. If upon any liquidation in whole, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series B Preferred Stock shall not be entitled as such to any further right or claim to any of the remaining assets of the Corporation.

          (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, nor any partial liquidation of the Corporation, shall be deemed to be a liquidation in whole, dissolution or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 7 hereof.

          (C) Written notice of any voluntary or involuntary liquidation in whole, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to the holders of the Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) calendar days prior to any payment date stated therein, or such shorter period prior to such payment date as may be necessary under the circumstances, to the holders of Series B Preferred Stock at the addresses shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock or as otherwise required by any applicable law or regulation.

     "Section 5. Conversion into Common Stock.

          (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6 or 7 hereof, to cause any or all of such shares to be converted into shares of Common Stock at a conversion rate equal to the ratio of (i) the Liquidation Preference per share to (ii) an amount which initially shall be $50.00 and which shall be adjusted as hereinafter provided (and which amount, as it may be so adjusted from time to time, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to four shares of Common Stock for each share of Series B Preferred Stock so converted, which is subject to adjustment as the Conversion Price may be adjusted as hereinafter provided, and which will limit the maximum number of shares of Common Stock issuable upon conversion to 4 million).

          (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion, on any Business Day. Such notice of conversion shall specify
     (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of said certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

          (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall, as promptly as practicable after such surrender, issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

          (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock (otherwise than pursuant to paragraph 1(B), 5(G) or 5(H) hereof) shall be effective as of the close of business on the day of the surrender to the Corporation of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by a written notice of conversion, as provided by this Resolution. After the effective day of conversion, the shares of Series B Preferred Stock so converted shall no longer be deemed to be outstanding for any purpose, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to the holders of Common Stock of record on any date prior to such effective date. Except as otherwise expressly provided for herein, the Corporation shall not be obligated to pay any accumulated and unpaid dividends and accrued dividends on any shares of Series B Preferred Stock being converted pursuant to the provisions hereof or any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of the conversion of such shares.

          (E) The Corporation shall not be obligated to deliver to the holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in an amount equal to such fraction multiplied by the Current Market Price (as defined in paragraph 8(F) hereof) per share of the Common Stock at the close of business on the effective date of conversion of such shares. The Corporation shall pay all issue taxes, if any, incurred in respect of the Common Stock on conversion of shares of Series B Preferred Stock as set forth in paragraph 10(C) hereof.

          (F) The Corporation shall at all times, reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding and convertible pursuant to paragraph 5(A) hereof. Nothing contained herein shall preclude the Corporation from delivering shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof; provided, that such shares of Common Stock held in the Corporation's treasury shall, at the effective time of such conversion, be free and clear of all liens and similar encumbrances. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory or listing (to the extent the Common Stock is then listed) permits or other authorizations as may be required by law or the securities exchange or exchanges on which the Common Stock is then listed, if any, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock. The Corporation shall also take any corporate or other action which is reasonably necessary and permissible in order that the Corporation deliver such number of legally and validly issued and fully paid and nonassessable shares of Common Stock as my be required to effect said conversion.

          (G) In the event that the Trustee ceases to be the holder of any share of Series B Preferred Stock (except in the case of the redemption or repurchase of shares by the Corporation or a transfer to a trustee or administrator of any Beneficiary Plan), and in the event that any trustee or administrator of any Beneficiary Plan ceases to be the holder of any share of Series B Preferred Stock (except in the case of the redemption or repurchase of shares by the Corporation), such share of Series B Preferred Stock will automatically, without any act or deed on the part of the Corporation, or any other person, be converted into the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible if it were voluntarily presented for conversion in accordance with the other provisions of this Section 5 plus the right to receive an amount in cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon through the date of such automatic conversion. To the extent applicable, the other provisions of this Section 5 shall govern any automatic conversion pursuant to this paragraph 5(G), subject to the following:

               (a) any share surrendered for transfer by the Trustee or any such trustee or administrator shall be deemed to have been surrendered for conversion by the transferee prior to the close of business on the day such share would otherwise be transferred into the transferee's name on the books of the Corporation;

               (b) no notice of conversion need be submitted by the Trustee or any such trustee or administrator in order to effect the automatic conversion provided for hereby; and

               (c) notwithstanding any provisions of paragraph 5(A) hereof, each share of Series B Preferred Stock is subject to automatic conversion pursuant to this paragraph 5(G) at any time prior to such share having been redeemed or otherwise purchased by the Corporation.

          (H) In the event that any trustee or administrator of any Beneficiary Plan shall certify that conversion of a share of Series B Preferred Stock held by such trustee or administrator is necessary either (a) to provide for distributions required to be made to participants under a Beneficiary Plan or (b) to make any payments of principal, interest or premium due and payable (whether as scheduled, upon redemption, upon acceleration or otherwise) under any indebtedness incurred by the holder for the benefit of any Beneficiary Plan, then such share of Series B Preferred Stock will automatically, upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed for conversion by the holder of such shares of Series B Preferred Stock in such notice but without any further act or deed on the part of the Corporation, or any other person, be converted into the greater of (i) the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible if it were voluntarily presented for conversion in accordance with the other provisions of this Section 5 or (ii) the number of shares of Common Stock that, when multiplied by the Fair Market Value (as defined in paragraph 8(F) hereof) per share of Common Stock on the date of such automatic conversion, equals the Liquidation Preference per share plus, in each case, the right to receive an amount of cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon through the date of such automatic conversion; provided that the automatic conversion provided for in this paragraph 5(H) shall take effect only when and to the extent necessary for the satisfaction of either of the conditions set forth in clauses (a) and (b) of this paragraph 5(H); and provided, further, that, upon conversion of a share of Series B Preferred Stock in satisfaction of the condition described in clause (b) of this paragraph 5(H), the Corporation may, in lieu of such conversion, make payment to such trustee or administrator in cash in an amount equal to the Fair Market Value (as defined in paragraph 8(F) hereof) of the shares of Common Stock into which such share of Series B Preferred Stock would be convertible pursuant to this paragraph 5(H).

     "Section 6. Redemption at the Option of the Corporation.

          (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after April 1, 1995, or at any time after the date of issuance, if permitted by Paragraph 6(C), 6(D) or 6(E) hereof, at the following redemption prices per share (expressed in percentages of the Liquidation Preference) (or, if pursuant to Paragraph 6(C) or 6(E) hereof, at the redemption price per share set forth therein):

         During the 12 month period
         beginning April 1                                        Percentage

                 1993                                             105%
                 1994                                             104%
                 1995                                             103%

                 1996                                             102%
                 1997                                             101%
                 1998 and thereafter                              100%

     and, thereafter, at the Liquidation Preference per share, plus, in each case, an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph 6(F) hereof. From and after the close of business on the date fixed for redemption, unless the Corporation shall have defaulted in the payment or setting aside in trust of moneys and/or shares of Common Stock at the time and place specified for the payment of the full redemption price (as set forth in this Section 6) pursuant to the redemption notice described in paragraph 6(B) hereof, all dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and will no longer be convertible and all rights in respect of such shares of the Corporation shall cease, except the rights to receive such full redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

          (B) Unless otherwise required by law or regulation, notice of any redemption effected pursuant to this Section 6 shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by first-class mail, postage prepaid, mailed, not less than thirty
     (30) calendar days nor more than ninety (90) calendar days prior to the redemption date. Each such notice shall state: (i) the paragraph or clause within a paragraph of this Resolution pursuant to which the redemption is being effected, (ii) the redemption date; (iii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the redemption price; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue from and after the close of business on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this
     Section 6.

          (C) In the event (i) that shares of Series B preferred Stock are held in such a manner as to entitle the Corporation to claim a tax deduction with respect to dividends paid or payable on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2)(C) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series B Stock are initially issued and a change occurs (whether or not then effective) in the federal tax law of the United States of America which has or would have the effect of precluding the Corporation from claiming any of such tax deductions or (ii) that shares of Series B Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, (such as postal services), then the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph 6(A) hereof, call for redemption any or all then outstanding shares of Series B Preferred Stock for an amount per share equal to the redemption price per share which would be applicable were the Corporation to redeem such shares of Series B Preferred Stock pursuant to paragraph 6(A) hereof (without regard to whether such shares of Series B Preferred Stock are redeemable thereunder), plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for such redemption.

          (D) Notwithstanding anything to the contrary in paragraph 6(A) hereof, the Corporation may, in its sole discretion, elect to redeem any or all of the shares of Series B Preferred Stock at any time on the terms and conditions set forth in paragraphs 6(A) and 6(B) hereof, if the last reported sales price, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, in each case for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five (5) calendar days of the notice of redemption, equals or exceeds one hundred fifty percent (150%) of the Conversion Price (giving effect in making such calculation to any adjustments required by Section 8 hereof).

          (E) In the event that the Trust or any Beneficiary Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in paragraph 6(A) hereof, the Corporation shall, as soon thereafter as practicable and permissible under applicable state law and to the extent the Corporation shall have legally available funds for such payment, call for redemption all then outstanding shares of Series B Preferred Stock held by the Trustee, or by such trustee or administrator for such Beneficiary Plan, as the case may be, for an amount per share equal to the redemption price per share which would be applicable were the Corporation to redeem such shares of Series B Preferred Stock pursuant to paragraph 6(A) hereof (without regard to whether such shares of Series B Preferred Stock are then redeemable thereunder), plus an amount in cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for such redemption.

          (F) Notwithstanding any provision hereof to the contrary, the Corporation, at its option, may make payment of the redemption price or Liquidation Preference, as the case may be, plus, in each case, any amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date of such redemption, required upon redemption of shares of Series B Preferred Stock pursuant to Sections 6 and 7 hereof in cash or in shares of Common Stock (or fractional shares thereof), or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph 8(F) hereof). All shares of Common Stock to be delivered as full or partial payment of the redemption price to be paid pursuant to this Section 6 or Section 7 hereof shall be validly and legally issued, fully paid and nonassessable, and any shares of Common Stock delivered to make any such payment shall, at the effective time of such redemption, be free and clear of all liens and similar encumbrances.

     "Section 7. Consolidation, Merger, etc.

          (A) In the event that (i) the Corporation shall consummate any consolidation or merger pursuant to which the outstanding shares of Common Stock are exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 4975(e)(8) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, or (ii) the Corporation shall consummate any sale of all or substantially all of the Corporation's assets pursuant to which consideration consisting solely of stock of any corporation that constitutes such qualifying employer securities with respect to a holder of Series B Preferred Stock is distributed to holders of Common Stock, together with, if applicable, a cash payment in lieu of fractional shares, if any, then the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or sale of all or substantially all of the Corporation's assets, be assumed by and shall become preferred stock of such successor, resulting or other corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, optional or other special rights (including the redemption and other rights provided by Sections 6 and 7 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election between two or more kinds of qualifying employer securities, which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock so assumed by, and becoming (as described above) preferred stock of, such successor, resulting or other corporation shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the aggregate amount of the kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind of qualifying employer securities receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor, resulting or other corporation shall successively be subject to adjustments pursuant to Section 8 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such consolidation, merger or sale of all or substantially all of the Corporation's assets unless all then outstanding shares of Series B Preferred Stock shall be assumed and authorized by the successor, resulting or other corporation as aforesaid.

          (B) In the event that (i) the Corporation shall consummate any consolidation or merger pursuant to which the outstanding shares of Common

     Stock are exchanged for or changed, reclassified or converted into stock or securities or cash or any other property, or any combination thereof, which consideration is not constituted solely of qualifying employer securities (as referred to in paragraph 7(A) hereof) and cash payments, if applicable, in lieu of fractional shares, or (ii) the Corporation shall consummate any sale of all or substantially all of the Corporation's assets pursuant to which consideration not consisting solely of stock constituting such qualifying employer securities and cash payments, if applicable, in lieu of fractional shares, is distributed, then outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph 7(C) hereof), be automatically converted by virtue of such consolidation, merger or sale of all or substantially all of the Corporation's assets immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be exchanged for or changed, reclassified or converted into, or shall entitle the holder thereof to otherwise receive, the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be exchanged for or changed, reclassified or converted into, or shall entitle the holder thereof to otherwise receive, the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

          (C) In the event the Corporation shall enter into any agreement providing for any consolidation, merger or any sale of all or substantially all of the Corporation's assets, in each case, described in paragraph 7(B) hereof, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof, and the earliest date of consummation thereof, to each holder of Series B Preferred Stock, and if the holder would be unable to hold the consideration receivable under paragraph 7(B) hereof as a result of such transaction under the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, then each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the greater of (i) an amount per share equal to the redemption price per share which would be applicable were the Corporation to redeem such shares of Series B Preferred Stock pursuant to paragraph 6(A) hereof (without regard to whether such shares of Series B Preferred Stock are then redeemable thereunder), plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date of the consummation of such transaction or
     (ii) the Fair Market Value (as defined in paragraph 8(F) hereof) of the Common Stock into which such Series B Preferred Stock could be converted pursuant to paragraph 5(A) hereof on the date of consummation of such transaction. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the third Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the third Business Day prior to consummation of such transaction.

          (D) In the event the Corporation shall, at any time or from time to time while the shares of Series B Preferred Stock are outstanding, make a Distribution of Other Securities (as defined in paragraph 8(F) hereof), whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which neither paragraph 7(A) nor 7(B) hereof apply), then upon any subsequent conversion of shares of the Series B Preferred Stock, the holder thereof shall receive, in addition to any shares of Common Stock received upon such conversion pursuant to any other provisions hereof, the aggregate amount of Other Securities (as defined in paragraph 8(F) hereof) which such holder would have received had it converted such shares of Series B Preferred Stock immediately prior to the distribution date with respect to such Distribution of Other Securities and thereafter retained such Other Securities (and any other cash, securities, evidences of indebtedness or other property subsequently distributed with respect thereto or exchanged therefor) until the date of such conversion.

          (E) In the event the Corporation shall, at any time or from time to time while the shares of Series B Preferred Stock are outstanding, effect a Repurchase for Other Property (as defined in Paragraph 8(F) hereof), then upon any subsequent conversion of shares of the Series B Preferred Stock, the holder thereof shall receive the aggregate amount of Other Property (as defined in paragraph 8(F) hereof) which such holder would have received had it converted such shares of Series B Preferred Stock immediately prior to the date of repurchase with respect to such Repurchase for Other Property and had all such shares of Common Stock so issued upon such conversion been tendered and (subject to any proration or similar terms of such Repurchase for Other Property, but without giving effect to any provisions of such Repurchase of Other Property regarding fractional shares) repurchased in such Repurchase for Other Property, together with that number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to the date of repurchase with respect to such Repurchase for Other Property which shares of Common Stock so issued upon such conversion would not have been repurchased in such Repurchase for Other Property (due, for example, to the proration or similar terms of such Repurchase for Other Securities) and had such holder thereafter retained such Other Property and any other cash, securities, evidences of indebtedness or other property subsequently exchanged herefor) until the date of such conversion; provided that such Other Property shall be issued as of such conversion date and any dividend or interest thereon shall accrue from such conversion date.

     "Section 8. Anti-dilution Adjustments.

          (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common

     Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 7 hereof does not apply) or otherwise, then, subject to the provisions of paragraphs 8(D) and 8(E) hereof, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 8(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

          (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to the holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (including without limitation any securities convertible into such Common Stock or any right or warrant to purchase such convertible securities, at a purchase price per share less than the Fair Market Value (as defined in paragraph 8(F) hereof) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to he provisions of paragraphs 8(D) and 8(E) hereof, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock on the date of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants. An adjustment made pursuant to this paragraph 8(B) shall be given effect, upon issuance of such rights or warrants, as of the record date for the determination of stockholders entitled to receive such rights or warrants (on a retroactive basis); provided, that, to the extent shares of Common Stock otherwise issuable upon exercise of such rights or warrants are not delivered after the expiration of such rights or warrants, the Conversion Price will be readjusted (but only with respect to shares of Series B Preferred Stock converted after such expiration) to the Conversion Price which would then be in effect had the adjustments made upon such issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued.

          (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend or distribution, or effect a Pro Rata Repurchase (as hereinafter defined), the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs 8(D) and 8(E) hereof, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is
     (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Current Market Price of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, on such date, and the denominator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation, multiplied by (b) the Current Market Price of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock
     (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to the holders of Common Stock. Such notice shall indicate the intended record date, ex-dividend date, the applicable expiration date, if any, the amount and nature of such dividend or distribution, and the Other Securities, if any, to be distributed in connection therewith, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by, and the Other Property, if any, to be distributed by, the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

          (D) Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1 %) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the earlier of (a) the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price or (b) three (3) years from the date of the event giving rise to such lesser adjustment.

          (E) The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 8, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

          (F) For purposes of this Resolution, the following definitions shall apply:

               "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in the State of Missouri are not required to be open.

               "Distribution of Other Securities" shall mean any dividend or other distribution to the holders of Common Stock (effected while any of the shares of Series B Preferred Stock are outstanding) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph 8(B) hereof), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the

          Corporation but excluding cash) or any combination thereof (such shares of capital stock, other securities, evidences of indebtedness and other property being herein referred to as "Other Securities").

               "Extraordinary Distribution" shall mean any dividend or other distribution to the holders of Common Stock (effected while any of the shares of Series B Preferred Stock are outstanding) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with (i) the aggregate Fair Market Value of all Other Securities included in Distributions of Other Securities made during the preceding period of 12 months and
          (ii) the aggregate amount of all Pro Rata Repurchases and the aggregate Fair Market Value of all Repurchases for Other Property (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase or Repurchase for Other Property, as the case may be, which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or Repurchase for Other Property, as the case may be, or the date of purchase with respect to any other Pro Rata Repurchase or Repurchase for Other Property, as the case may be, which is not a tender offer made during such period), exceeds fifteen percent (15%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution. The amount of an Extraordinary Distribution for purposes of paragraph (C) of this
          Section 8 shall be equal to the sum of such Extraordinary Distribution plus the amount of any cash dividends or distributions which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to said paragraph (C).

               "Fair Market Value" shall mean (a) as to cash, the amount of cash, and (b) as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security on each trading day during the Adjustment Period, which firm shall be selected for such purpose by the Board of Directors of the Corporation or a committee thereof. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

               "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof for cash, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer designed to be available to all or substantially all of the holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market or privately negotiated transactions shall be deemed a Pro Rata Repurchase, so long as in any such case offers to effect such purchases shall not be made to all or substantially all of the holders of Common Stock. For purposes of this paragraph 8(F), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act (or any successor provision) on the date shares of Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

               "Repurchase for Other Property" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof for shares of other capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation but excluding cash), or any combination thereof (such shares of capital stock, other securities, evidences of indebtedness and other property being herein referred to as "Other Property"), effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any successor provision of law, or pursuant to any other offer designed to be available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market or privately-negotiated transactions shall be deemed a Repurchase for Other Property, so long as in any such case offers to effect such purchases shall not be made to all or substantially all of the holders of Common Stock.

          (G) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required pursuant to this Resolution, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Corporation, a statement signed by an officer of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including the determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series B Preferred Stock.

     "Section 9. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

          (A) The Series B Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation in whole, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of Series Preferred Stock of the Corporation, the Series B Preferred Stock shall rank junior to the Corporation's Preferred Stock and on a parity with the corporation's Series A Preferred Stock, as to the payment of dividends and the distribution of assets on liquidation in whole, dissolution or winding-up.

          (B) In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required to increase the capital of the Corporation allocable to the Common Stock for the purpose of the DGCL if, as a result thereof, the surplus of the Corporation for purposes of the DGCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.

          (C) Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of New Series Preferred Stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such New Series Preferred Stock as permitted by law.

     "Section 10. Miscellaneous.

          (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Corporation, to its office as 114 West 11th Street, Kansas City, Missouri (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted by this Resolution or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

          (B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, no par value per share, as the same exists at the date of filing of a Certificate of Designations relating to Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes from no par value to par value or in par value. In the event that, at any time as a result of an adjustment made pursuant to Section 8 of this Resolution, the holder of any share of the Series B Preferred Stock surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred

     Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in
     Section 8 hereof, and the provisions of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

          (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery to any holder other than the Trustee or any trustee or administrator of any Beneficiary Plan or any participant in any Beneficiary Plan, of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

          (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

          (E) Unless otherwise provided in the Certificate of Incorporation of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary liquidation in whole, dissolution or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

          (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock."

     FIFTH. The minimum amount of capital with which the corporation shall commence business is One Thousand Dollars ($1,000)

     SIXTH. The names and places of residence of each of the incorporators are as follows:

                   NAME                                RESIDENCE
            William N. Deramus                   6109 McGee
                                                 Kansas City, Missouri
            Edward M. Douthat                    4915 W. 11th Street
                                                 Johnson County, Kansas

            R. Crosby Kemper                     The Walnuts, 5049 Wornall Rd.
                                                 Kansas City, Missouri

     SEVENTH. The existence of this corporation is to be perpetual.

     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH. In addition to and in furtherance of, and not in limitation of, the powers conferred by law, the board of directors is expressly authorized:

          a. To make, alter or repeal the by-laws of the corporation.

          b. To fix the amount to be reserved as working capital.

          c. To authorize and cause to be executed mortgages and liens without limit as to the amount upon the real and personal property and franchises of the corporation.

          d. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          e. By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     TENTH. The number of directors shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board, and such exact number shall be eighteen until otherwise determined by resolution adopted by a majority of the entire Board. As used in this paragraph "entire Board" means the total number of directors which the corporation would have if there were no vacancies. In the event that the Board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of the majority of the directors then in office. No decrease in the Board shall shorten the term of any incumbent directors.

     The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one (the first) class expiring at the annual meeting of stockholders in 1970, of the second class expiring at the annual meeting of stockholders in 1971, and of the third class expiring at the annual meeting of stockholders in 1972. Any vacancies on the Board existing at or immediately after the time this Paragraph TENTH becomes effective shall be allocated first to the third class, then to the second class and, if any remain, then to the first class. The stockholders shall elect directors to fill such vacancies, at any meeting called for such purpose whether or not in session at the time this Article TENTH becomes effective, but the stockholders shall have the power to elect directors to fill vacancies only with respect to those vacancies existing at or immediately after the time this Article TENTH becomes effective. The Board of Directors shall have power to fill all subsequent vacancies and newly created directorships pursuant to Section 223 of the General Corporation Law of Delaware.

     At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible

     Notwithstanding the foregoing, whenever the holders of the preferred stock shall have the right, voting as a class, to elect two directors at the next annual meeting of stockholders, the terms of all directors shall expire at the next annual meeting of stockholders, and then and thereafter all directors shall be elected for a term of one year expiring at the succeeding annual meeting.

     ELEVENTH. The stockholders of this corporation shall have such rights to examine and inspect the books, records and accounts of this corporation as are conferred upon them by law.

     TWELFTH. The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation within or without the State of Delaware, at such places as may be from time to time designated by the by-laws or by resolution of the directors, except as otherwise required by the laws of Delaware.

     THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; PROVIDED, however, that if any such amendment, alteration, change or repeal shall amend, alter, change or repeal any of the powers, preferences or rights vested in the holders of preferred stock by Paragraph FOURTH of this Certificate of Incorporation then the holders of preferred stock shall be entitled to vote as a class upon such amendment, alteration, change or repeal and the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding preferred stock shall be necessary for the adoption thereof, in addition to any other vote or approval required by statute; AND PROVIDED FURTHER, that the vote of the holders of 70% of the outstanding shares of stock of the corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend this Certificate of Incorporation

          a. to increase the number of directors to more than eighteen, if this Certificate of Incorporation provides therefor.

          b. to abolish cumulative voting in elections for directors, if this Certificate of Incorporation provides therefor.

          c. to abolish the division of the Board of Directors into three classes, if this Certificate of Incorporation provides therefor.

     FOURTEENTH. Except as set forth below, the affirmative vote of the holders of 70% of all classes of stock of the corporation, entitled to vote in elections of directors, considered for the purposes of this Paragraph FOURTEENTH as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of the corporation to, or any sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $2,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the corporation entitled to vote in elections of directors considered for the purposes of this Paragraph FOURTEENTH as one class. Such affirmative vote shall be in addition to the vote of the holders of the stock of the corporation otherwise required by law or any agreement between the corporation and any national securities exchange.

     For the purposes of this Paragraph FOURTEENTH, (x) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its `affiliate' or `associate' (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or which is its `affiliate' or `associate' as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1969, and (y) the outstanding shares of any class of stock of the corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     The Board of Directors shall have the power and duty to determine for the purposes of this Paragraph FOURTEENTH, on the basis of information known to the corporation, whether (i) such other corporation person or other entity beneficially owns more than 5% of the outstanding shares of stock of the corporation entitled to vote in elections of directors, (ii) a corporation, person or entity is an `affiliate' or `associate' (as defined above) of another,
(iii) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Paragraph FOURTEENTH.

     The provisions of this paragraph FOURTEENTH shall not be applicable to (i) any merger or consolidation of the corporation with or into any other corporation, or any sale or lease of all or any substantial part of the assets of the corporation to, or any sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets of, any corporation if the Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction, prior to the time that such other corporation shall have become a holder of more than 5% of the outstanding shares of stock of the corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of the corporation with, or any sale or lease to the corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the corporation and its subsidiaries.

     No amendment to the Certificate of Incorporation of the corporation shall amend, alter, change or repeal any of the provisions of this Paragraph FOURTEENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of 70% of all classes of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Paragraph FOURTEENTH as one class.

     FIFTEENTH. Annual and special meetings of stockholders shall be held as provided in the By-Laws of the corporation. No meetings of stockholders shall be held without prior written notice as provided in the By-Laws and no actions may be taken by waiver of written notice and consent by stockholders in lieu of meeting.

     SIXTEENTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the Corporation by its President and attested by its Secretary as of April 8, 1998, and each of them does hereby affirm and acknowledge that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true and correct.

                                  KANSAS CITY SOUTHERN INDUSTRIES, INC.


                                  By: /s/ Landon H. Rowland
                                     ----------------------------------
                                        Landon H. Rowland
                                  Its:  President and Chief Executive Officer

(Corporate Seal)

ATTEST:

 /s/ Richard P. Bruening
-------------------------
By:  Richard P. Bruening
Its:   Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 05:30 PM 07/12/2000
                                                          001353615  -  0579020

                                 CERTIFICATE OF
                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                    OF KANSAS CITY SOUTHERN INDUSTRIES, INC.

     Kansas City Southern Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), DOES HEREBY CERTIFY:

     FIRST, that at meetings of the Board of Directors of the Corporation resolutions were duly adopted setting forth proposed amendments of the Corporation's Certificate of Incorporation, declaring the amendments to be advisable and directing that the proposed amendments be considered at a special meeting of the stockholders of the Corporation. Said amendments add the following paragraphs immediately following the first paragraph of paragraph "FOURTH" of the Corporation's Certificate of Incorporation, as amended and restated on April 17, 1998:

     This Corporation's Certificate of Incorporation is hereby amended (this "Amendment") so that every two outstanding shares of this Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), be, upon the effectiveness of this Amendment, combined into one share of Common Stock; provided, however, that fractional shares of Common will not be issued in connection with such combination, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment (the "Fractional Share Payment") from the Corporation determined by multiplying two times such fractional share of Common Stock by the average closing price per share

(pre-split) of Common Stock on the New York Stock Exchange for the five trading days immediately preceding the effective date of this Amendment.

     Certificates representing shares of Common Stock outstanding prior to the effective date of this Amendment be canceled as of such effective date and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the whole shares resulting from such combination together with the Fractional Share Payment, which payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

     SECOND, that thereafter, pursuant to resolution of the Corporation's Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice, such notice describing such amendments, in accordance with Section 222 of the DGCL at which meeting in excess of the necessary number of shares as required by statute and the Corporation's Certificate of Incorporation were voted in favor of the above amendments.

     THIRD, that these amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH, that the capital of the Corporation shall not be reduced by reason of said amendments.

     FIFTH, that this Amendment shall be effective at 6:00 p.m. EDT on July 12, 2000.

     IN WITNESS WHEREOF, said Kansas City Southern Industries, Inc. has caused this certificate to be signed by Landon H. Rowland, its authorized officer, this 11th day of July, 2000.


                                   By:  /s/ Landon H. Rowland
                                       ------------------------------------
                                       Name: Landon H. Rowland
                                       Title: President and Chief Executive
                                                 Officer

ATTEST:

 /s/ Richard P. Bruening
---------------------------------
By:  Richard P. Bruening
Title:  Vice President, General Counsel
        and Corporate Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                        KANSAS CITY SOUTHERN LINES, INC.
                                      INTO
                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                     (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)

     KANSAS CITY SOUTHERN INDUSTRIES, INC., a Delaware corporation (the "Corporation"), does hereby certify:

          FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

          SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Kansas City Southern Lines, Inc., a

     Delaware corporation.

          THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 19th day of December, 2000, determined to merge into itself Kansas City Southern Lines, Inc. on the conditions set forth in such resolutions:

               RESOLVED: That Kansas City Southern Industries, Inc. merge into itself its subsidiary, Kansas City Southern Lines, Inc. and assume all of said subsidiary's liabilities and obligations, effective as of December 31, 2000;

               FURTHER RESOLVED: That the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said Kansas City Southern Lines, Inc. into this Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County.

     IN WITNESS WHEREOF, said Kansas City Southern Industries, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Richard P. Bruening, its authorized Senior Vice President, General Counsel and Secretary, this 21 day of December, 2000.

                                           KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                           By:  /s/ Richard P. Bruening
                                              ------------------------------
                                                Richard P. Bruening,
                                                Senior Vice President, General
                                                        Counsel and Secretary

     STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 12/22/2000
    001647328 - 0579020


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 05/02/2002
                                                           020281317 - 0579020

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     KANSAS CITY SOUTHERN INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment of the Corporation's Certificate of Incorporation to amend the Certificate of Incorporation to change the corporation name to "Kansas City Southern," declaring the amendment to be advisable and directing that the proposed amendment be considered at the Annual Meeting of Shareholders of the

     Corporation.

          SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the Stockholders of said Corporation, in a meeting held in accordance with Section 211 of the General Corporation Law of the State of Delaware, approved such resolution by voting the necessary number of shares as required by statute in favor of the amending.

          THIRD: That following the duly called and held Annual Meeting of the Stockholders of the Corporation, at a meeting of the Board of Directors of the Corporation, the following resolution setting forth the proposed amendment was adopted:

               "RESOLVED, That the Certificate of Incorporation be and is hereby amended by deleting Article FIRST thereof in its entirety and by substituting in lieu thereof the following:

                    FIRST: The name of the corporation is Kansas City Southern."

          FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH: That this Amendment shall be effective at 6:00 p.m. EDT on May 2, 2002.

     IN WITNESS WHEREOF, KANSAS CITY SOUTHERN INDUSTRIES, INC. has caused this certificate to be signed by Louis G. Van Horn, its authorized officer, this 29th day of April, 2002.

                                    KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                    By:  /s/ Louis G. Van Horn
                                       --------------------------------
                                       Name:  Louis G. Van Horn
                                       Title:  Vice President and Comptroller

(Corporate Seal)

ATTEST:

 /s/ Julie D. Powell
-----------------------------
By:  Julie D. Powell
Its:  Assistant Secretary

                                    AFFIDAVIT

                     FILED PURSUANT TO SECTION 102(a)(1)(i)
                     OF THE DELAWARE GENERAL CORPORATION LAW

STATE OF MISSOURI          )
                           ) ss.
COUNTY OF JACKSON          )

     Louis G. Van Horn, being of lawful age and having been first duly sworn, certifies as follows:

          1. I am an authorized officer of Kansas City Southern Industries, Inc. (the "Corporation") and have personal knowledge of the facts and statements contained herein and full authority to make this Affidavit on behalf of the

     Corporation.

          2. That the Corporation is organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

          3. That the Corporation's total assets, as defined in Section 503(i) of the General Corporation Law of the State of Delaware and as reported on the Corporation's U.S. Income Tax Return Form 1120 Schedule L, for the period ending December 31, 2000, are not less than Ten Million Dollars ($10,000,000.00).

          I declare under penalty of perjury that the foregoing statements are true and correct.

          Executed this 29th day of April, 2002.

                                  KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                  By:  /s/ Louis G. Van Horn
                                     -------------------------------
                                     Name:  Louis G. Van Horn
                                     Title:   Vice President and Comptroller

     Subscribed and sworn before me in the County of Jackson, State of Missouri, this 29th day of April, 2002.

                                                   /s/ Victoria L. Houston
                                                   -----------------------------
                                                   Notary Public

My Commission Expires:

     1/3/2005

                                                     [Notary Seal]